                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       WILSONS THE LEATHER EXPERTS INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

        Minnesota                                              41-1839933
-------------------------------                         ------------------------
(State of incorporation or                                  (I.R.S. Employer
       organization)                                       Identification No.)


  7401 Boone Avenue North
  Brooklyn Park, Minnesota                                        55428
-------------------------------                         ------------------------
(Address of principal executive                                 (Zip Code)
           offices)

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


    Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered

        N/A                                                  N/A
-------------------                             ------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
                         -----------------------------
                               (Title of Class)

                   Redeemable Common Stock Purchase Warrants
                   -----------------------------------------
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock") and redeemable Common Stock purchase warrants (the "Warrants"), of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Registrant"). The description of the Common Stock and Warrants to be registered hereunder is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1, Amendment No. 1 of Form S-1 and Amendment No. 2 of Form S-2 (Registration No. 333-13967), filed with the Securities and Exchange Commission on October 11, 1996, December 24, 1996 and April 18, 1997, respectively (the "1933 Registration Statement"), and is incorporated herein by this reference.

Item 2.   Exhibits.

  Exhibit No.       Exhibit Description
  -----------       -------------------

     1. Amended Articles of Incorporation of the Registrant dated May 24, 1996 (incorporated herein by reference to Exhibit
                    3.1 to the 1933 Registration Statement).

     2. Articles of Amendment of Amended Articles of Incorporation of the Registrant dated October 11, 1997 (incorporated herein by reference to Exhibit 3.5 to the 1933 Registration Statement).

     3. By-laws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the 1933 Registration Statement).

     4. Amended By-laws of the Registrant, adopted subject to completion of the offering contemplated by the 1933 Registration Statement (incorporated herein by reference to Exhibit 3.4 to the 1933 Registration Statement).

     5. Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to the 1933 Registration Statement).

     6. Warrant No. 1 issued to Melville Corporation for the Purchase of 1,350,000 shares of Common Stock of the Registrant, dated May 25, 1996 (incorporated herein by reference to Exhibit 4.2 to the 1933 Registration Statement).

     7. Warrant No. 2 issued to Melville Corporation for the Purchase of 1,080,000 shares of Common Stock of the Registrant, dated May 25, 1996 (incorporated herein by reference to Exhibit 4.3 to the 1933 Registration Statement).

     8. Form of Underwriter Warrants (incorporated herein by reference to Exhibit 4.4 to the 1933 Registration Statement).

     9. Shareholder Agreement dated as of May 25, 1996, among Leather Investors Limited Partnership I, Leather Investors Limited Partnership II, the Other Investors Named on the Signature Pages thereto and the Registrant (incorporated herein by reference to Exhibit 4.5 to the 1933 Registration Statement).

     10. Amendment to the Shareholder Agreement among Leather Investors Limited Partnership I, Leather Investors Limited Partnership II, the Other Investors Named on the Signature Pages thereto and the Registrant (incorporated herein by reference to Exhibit 4.6 to the 1933 Registration Statement).

     11. Restricted Stock Agreement dated as of May 25, 1996, by and among the Registrant and the Individuals Named on the Signature Pages thereto (incorporated herein by reference to Exhibit 4.7 to the 1933 Registration Statement).

     12. Registration Rights Agreement dated as of May 25, 1996, by and among Melville Corporation, the Registrant, the Managers Listed on the Signature Pages thereto, Leather Investors Limited Partnership I and the Partners Listed on the Signature Pages thereto. (incorporated herein by reference to Exhibit 4.8 to the 1933 Registration Statement).

     13. Amendment to the Shareholder Agreement among Leather Investors Limited Partnership I, Leather Investors Limited Partnership II, the Other Investors Named on the Signature Pages thereto and the Registrant (incorporated herein by reference to Exhibit 4.9 to the 1933 Registration Statement).

     14. Form of Redeemable Warrant Agreement, including Form of Redeemable Warrant Certificate (incorporated herein by reference to Exhibit 4.10 to the 1933 Registration Statement).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                          WILSONS THE LEATHER EXPERTS INC.



Dated:  April 21, 1997    By  /s/ Douglas J. Treff
                             ---------------------------------------------------
                             Douglas J. Treff
                             Vice President, Finance and Chief Financial Officer



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